Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement
Under
the Securities Act of 1933

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	36-2334820
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One AAR Place 1100 N. Wood Dale Road Wood Dale, Illinois	60191
(Address of principal executive offices)	(Zip code)

AMENDED AND RESTATED AAR CORP. STOCK BENEFIT PLAN (FORMERLY KNOWN AS AAR CORP. STOCK BENEFIT PLAN AND FORMERLY KNOWN AS AMENDED STOCK OPTION AND INCENTIVE PLAN)
(Full title of the plan)

Howard A. Pulsifer Vice President, General Counsel & Secretary One AAR Place 1100 N. Wood Dale Road Wood Dale, Illinois 60191
(Name and address of agent for service)

(630) 227-2000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed Maximum Offering Price Per Share (a)	Proposed Maximum Aggregate Offering Price (a)	Amount of Registration Fee
Common Stock, $1.00 par value	1,288,253 shares	$ 11.42	$ 14,711,849	$ 1,731.58
Common Stock Purchase Rights	858,878 rights	(b)	(b)	(b)

(a) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

(b) Each share of Common Stock includes .6667 related Common Stock Purchase Right.  The Rights currently are not evidenced by separate certificates and may not be transferred except upon transfer of the related shares.  The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock.

(c) Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement of Registrant on Form S-8, Registration No. 33-26783, filed by the Registrant with the Securities and Exchange Commission on February 1, 1989, registering its Common Stock, $1.00 par value per share, and its Common Stock Purchase Rights, issuable pursuant to the Amended and Restated AAR CORP. Stock Benefit Plan (formerly known as the AAR CORP. Stock Benefit Plan and formerly known as the AAR CORP. Amended Stock Option and Incentive Plan), are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

All information required in this registration statement not included in the Exhibits attached hereto or set forth on the signature page is set forth in the Registration Statement of the Registrant on Form S-8 (Registration No. 33-26783) which is incorporated herein by reference.

Item 8. Exhibits.

The Exhibits filed herein are set forth on the exhibit index filed as part of this Registration Statement.

Item 9.  Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such directors, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

KNOWN BY ALL MEN BY THESE PRESENTS, that each of the persons signing this Registration Statement as a director or officer, or both, of AAR CORP., a Delaware corporation, hereby constitutes and appoints David P. Storch, Timothy J. Romenesko, and Howard A. Pulsifer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wood Dale, State of Illinois, on January 11, 2005.

AAR CORP.

By:	/s/ DAVID P. STORCH
David P. Storch
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and effective on the dates indicated.

SIGNATURE	TITLE	DATE
President and Chief Executive
/s/ DAVID P. STORCH	Officer; Director
David P. Storch	(Principal Executive Officer)	January 11, 2005

Vice President, Chief Financial
/s/ TIMOTHY J. ROMENESKO	Officer
Timothy J. Romenesko	(Principal Financial Officer)	January 11, 2005

Vice President, Controller and Chief
/s/ MICHAEL J. SHARP	Accounting Officer	January 11, 2005
Michael J. Sharp	(Principal Accounting Officer)

/s/ JAMES G. BROCKSMITH, JR.	Director	January 11, 2005
James G. Brocksmith, Jr.

/s/ IRA A. EICHNER	Chairman of the Board; Director	January 11, 2005
Ira A. Eichner

/s/ RONALD R. FOGLEMAN	Director	January 11, 2005
Ronald R. Fogleman

/s/ JAMES E. GOODWIN	Director	January 11, 2005
James E. Goodwin

/s/ JOEL D. SPUNGIN	Director	January 11, 2005
Joel D. Spungin

/s/ MARC J. WALFISH	Director	January 11, 2005
Marc J. Walfish

/s/ RONALD B. WOODARD	Director	January 11, 2005
Ronald B. Woodard

EXHIBIT INDEX

Item		Exhibits
4.	Instruments defining the rights of security holders	4.1	Restated Certificate of Incorporation (1); Amendments thereto dated November 2, 1987 (2), October 19, 1988(2), October 19, 1989 (3), and November 10, 1999 (4).

		4.2	Amended and Restated By-Laws.(5)

		4.3	Rights Agreement between the Registrant and the First National Bank of Chicago dated July 8, 1997 (6) and amended October 16, 2001.(7)

5.	Opinion re legality	5.1	Opinion of Mr. Howard A. Pulsifer, Vice President, General Counsel and Secretary (filed herewith).

23.	Consents	23.1	Consent of KPMG LLP (filed herewith).

		23.2	Consent of Mr. Howard A. Pulsifer, Vice President, General Counsel and Secretary (contained in opinion referred to in Exhibit 5).

24.	Power of Attorney	The Power of Attorney immediately precedes the signature page hereof.

(1) Incorporated by reference to Exhibits to the Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 1987.

(2) Incorporated by reference to Exhibits to the Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 1989.

(3) Incorporated by reference to Exhibits to the Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 1999.

(4) Incorporated by reference to Exhibits to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended November 30, 1999.

(5) Incorporated by reference to Exhibits to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2004.

(6) Incorporated by reference to Exhibits to the Registrant’s Current Report on Form 8-K dated August 4, 1997.

(7) Incorporated by reference to Exhibits to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2001.